Exhibit 99.3

MoneyOnMobile, Inc.

Consulting Agreement

This Consulting Agreement (the “Agreement”) is entered into as of April 7, 2020 by and between MoneyOnMobile, Inc., a Texas corporation (the “Company,” or “MOMT”), and Nachiketa Das, an individual (“Consultant” or “Individual” or “Consultant on behalf of Corporation). The Company and the Consultant shall collectively be referred to as the “Parties” and singly as a party.

RECITALS

A. Consultant desires to assist the Company with the execution of that certain Settlement Agreement and Mutual Release (“Settlement”) between MOMT and LI Ventures dated January 14, 2020, attached hereto as Exhibit A

B. the Company desires to have the Consultant execute the Company’s Settlement Agreement; and

C. Consultant agrees to be engaged as an independent Consultant to the Company upon the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the covenants, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1. Projects. Consultant shall be retained and authorized to act in all manner necessary and with necessary delegated authority by the Company to take, commit to, or otherwise put into effect by whatever means deemed necessary by Consultant to complete specified steps by the terms of the Settlement Agreement as specified in the Settlement Agreement (the “Consulting Activities”). Consultant is not an employee of the Company.

2. Term. This Agreement shall commence as of the date hereof and shall be effective a period of two years (the “Term”). Either party may terminate agreement with a 30 day written notice to the other party.

500 N. Akard Street, Suite 2850 Dallas, Texas 75201 214-758-8603

MoM House, 61 Ramchandra Lane, Malad West, Mumbai India

Ticker Symbol (OTCQX: MOMT)

3. Compensation. Consultant shall receive a portion of the Promissory Note specified in the Appendix to the Settlement Agreement in the amount of $390,489 for his services, as specified in that certain letter of Agreement between Consultant and MOMT dated November 23, 2019, and attached hereto as Exhibit B. Such amount shall be the final and only compensation granted to Consultant by MOMT.

Under no circumstances shall the Company be deemed to owe the Consultant any fee and/or other compensation for any work, whether or not such work is included in this Agreement.

Consultant shall bear its own expenses in connection with its duties as set forth herein.

4. Non-Guarantee of Services. Company does not expect Consultant to guarantee any outcome and best efforts will be used.

5. Confidential Information, Product Knowledge, and Intellectual Property. While working with the Company, Consultant recognizes and acknowledges that by reason of performance of Consultant’s services and duties to the Company (both during the Term and before or after it), Consultant has had, and will continue to have, access to particular confidential information of the Company and its affiliates, including, but not limited to, business plans, and other information including oral conversations where confidential information is disclosed. This is Confidential Information and is the property of the Company and its affiliates. Consultant acknowledges that such Confidential Information is a valuable and unique asset and covenants that it will not, either during or for two (2) years after the duration of this Agreement, disclose any such Confidential Information to any person for any reason whatsoever or use such Confidential Information (except as its duties hereunder may require) without the prior written authorization of the Company, unless such information is in the public domain through no fault of the Consultant or except as may be required by law. Upon the Company’s request, the Consultant will return all tangible materials containing Confidential Information to the Company. Consultant further agrees to be bound by the Confidentiality and Non-disparagement clauses of the Settlement Agreement in all respects as if Consultant were a signatory to the Settlement Agreement.

6. Survival. Notwithstanding any provision to the contrary, the Parties agree that all terms and conditions of Section 5 (Confidential Information); Section 11 (Indemnification); Section 13 (Applicable Law); Section 14 (Disputes); and Section 15 (Remedies), shall survive Termination for any reason.

7. Relationship. This Agreement does not create, and shall not be construed to create, any joint venture or partnership between the parties, and may not be construed as an employment agreement. No officer, employee, agent, servant, or independent contractor of Consultant nor its affiliates shall at any time be deemed to be an employee, agent, servant, or broker of the Company for any purpose whatsoever solely as a result of this Agreement, and Consultant shall have no right or authority to assume or create any obligation or liability, express or implied, on the Company’s behalf, or to bind the Company in any manner or thing whatsoever.

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8. Publication of Material Data, Photos and Recordings. Consultant shall not publish the details and/or results of or any aspect of the Company without the Company’s prior written permission. Consultant agrees to not video record, audio record or photograph any company materials or distribute such materials.

9. Indemnification. Each party to this Agreement and its parents, affiliates, successors and assigns will indemnify and hold harmless the other party and its officers, directors, employees, attorneys, consultants, agents, servants, parents, affiliates, successors and assigns, jointly and severally (collectively, “Indemnitee”), from and against any and all losses, claims, damages, liabilities, awards, costs and expenses, including but not limited to reasonable attorneys’ fees to which Indemnitee may become subject by virtue of, in connection with, resulting from, its activities related to this Agreement (hereinafter collectively “Claim” or “Claims”). Without limitation - but in illustration - of the foregoing, Claims shall include reasonable legal and other expenses, including the cost of any investigation and preparation, incurred by Indemnitee in connection with any pending or threatened Claim by any person or entity, whether or not it results in a loss, damages, liability or award. Indemnitee shall be indemnified and held harmless for any and all Claims whether they arise under contract; foreign, federal, state or local law or ordinance; common law; or otherwise. This Section shall survive the term of this agreement.

10. Notices. Any notice required or desired to be given under this Agreement shall be both in writing and via email and shall be deemed given when personally delivered, sent by an overnight courier service, or sent by certified or registered mail to the following addresses, or such other address as to which one party may have notified the other in such manner:

If to the Company:	MoneyOnMobile, Inc.
500 North Akard St. Suite 2850
Dallas, Texas 75201

If to the Consultant:

Nachiketa Das
Tokyu Stay Aoyama Residence Apt 901
Minami Aoyama 2-27-18 Minato-Ku
Tokyo, 107-0062
Japan

11. Applicable Law. The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of the State of Texas.

12. Disputes. If a dispute occurs between the Parties, each party agrees to the following, in sequential order:

1. The party with the dispute will record the dispute in writing and send it via mail to the other party.

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2. The Parties agree to discuss in person the dispute between the Parties for a period not to exceed one month. The minimum first meeting shall be one (1) hour. This discussion is strictly between the Parties and no attorneys or third parties will be allowed in the meeting.

3. If the differences cannot be worked out, the Parties agree to arbitration in Dallas, Texas with three arbitrators (arbitrator fees split equally by the Parties) with their respective attorneys. Arbitration is binding and prevailing party will be entitled to legal fees and the arbitration fees paid.

13. Remedies. The Parties hereto each acknowledge that the other would not have an adequate remedy at law if a party should breach any of the provisions hereof. The Parties hereby agree that a party, in addition to any other available rights and remedies, whether existing under this Agreement or at law or in equity, shall be entitled, upon proof of a violation of this Agreement, to injunctive relief with respect to the provisions hereof to the extent available in Consultant’s jurisdiction. However, the preceding sentence shall not be deemed in any way to limit any party’s rights, as otherwise pertaining under applicable law, to temporary and/or preliminary injunctive relief with respect to any provision hereof. Furthermore, the remedies agreed upon in this Section shall not impair any rights or remedies of Consultant or the Company otherwise available under this Agreement or applicable law, including an action for any and all provable damages.

14. Severability. The provisions of this Agreement are severable, and if any provision shall be held invalid or unenforceable, in whole or in part, in any jurisdiction, then such invalidity or unenforceability shall affect only such provision, and shall not affect such provision in any other jurisdiction. To the extent legally permissible, a provision which reflects the original intent of the Parties shall be substituted for such invalid or unenforceable provision.

15. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by such party. No waiver shall be valid unless in writing and signed by an authorized officer of the Company or Consultant.

16. Assigns and Assignment. This Agreement shall extend to, insure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns; provided, however, that this Agreement may not be assigned or transferred, in whole or in part, by the Consultant except with the prior written consent of the Company.

17. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to its subject matter. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. This Agreement supersedes all previous agreements, whether written or oral, and all prior written or oral agreements for compensation, shall be considered satisfied thereby no outstanding obligations by the Company to the Consultant.

18. Counterparts. This Agreement may be executed by facsimile and in counterparts each of which shall constitute an original document, and both of which together shall constitute the same document.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

The Company:	MoneyOnMobile, Inc.

	By:	/s/ Harold Montgomery
Harold Montgomery
	Title:	Chairman and CEO

Consultant:	Nachiketa Das, Consultant

	By:	/s/ Nachiketa Das
	Name:	Nachiketa Das
	Title:	Consultant

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Exhibit A

That certain Settlement Agreement and Mutual Release executed January 14, 2020 between MoneyOnMobile, Inc. and LI Ventures (attached hereto as a separate PDF File titled “Signed Final Settlmt.pdf”).

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Exhibit B

That certain letter of Agreement between Nachiketa Das and MoneyOnMobile, Inc. Dated November 22, 2019, (attached hereto as a separate PDF File titled “Nachi Das MOMT Agreement 22Nov19Signed.pdf”)

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